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                                                                   Exhibit 99.5

                            CONSENT OF DIRECTOR NOMINEE

To The Mendik Company, Inc.:

            Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of The Mendik Company, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

                                        /s/ David B. Cornstein
                                       -------------------------------
                                        David B. Cornstein

Dated:  December 9, 1996